SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 12, 2001
(Date of earliest event reported)

PurchasePro.com, Inc.
(Exact name of Registrant as specified in its Charter)

Nevada
(State or other jurisdiction of incorporation)

000-26465 (Commission File No.)	88-0385401 (IRS Employer Identification Number)

3291 North Buffalo Drive, Suite 2, Las Vegas, Nevada 89129
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(702) 316-7000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

    Our Chairman and Chief Executive Officer, Charles E. Johnson, Jr., has advised us that he has entered into a written stock selling plan in accordance with SEC Rule 10b5-1 pursuant to which he will gradually liquidate a portion of his holdings in the Company. The plan calls for daily sales of stock in amounts dependent upon the prevailing market price. The amounts sold could be zero, 2,500 shares, or up to 20,000 shares, depending on market conditions. Selling according to this plan will commence March 26, 2001, and will continue for one year unless sooner terminated.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURCHASEPRO.COM, INC.
Date: March 12, 2001	By:	/s/ SCOTT E. WIEGAND Scott E. Wiegand, Senior Vice President and General Counsel